NEWS RELEASE for July 28, 2011 at 8:00AM Eastern Time

Contacts:	Kerry McAnistan
Investor Relations Assistant
Palomar Medical Technologies, Inc.
781-993-2411
ir@palomarmedical.com

PALOMAR MEDICAL REPORTS FINANCIAL RESULTS FOR SECOND QUARTER 2011

BURLINGTON, MA (July 28, 2011)…Palomar Medical Technologies, Inc. (NASDAQ: PMTI), a leading researcher and developer of light-based systems for cosmetic treatments, today announced financial results for the second quarter ended June 30, 2011.  Revenues for the quarter ended June 30, 2011 were $16.3 million, a 4 percent increase over the $15.6 million reported in the second quarter of 2010.  Product revenues increased to $10.1 million, a 9 percent increase over the $9.2 million reported in the second quarter of 2010.  Second quarter gross margin from product revenues was 61 percent, as compared to 62 percent reported in the second quarter of 2010.  Net loss for the second quarter ended June 30, 2011 was $4.0 million, or $0.21 per share, which included $1.2 million in patent litigation expense and $1.0 million in non-cash stock-based compensation expense.  Net loss for the second quarter ended June 30, 2010 was $1.7 million, or $0.09 per share, which included $0.7 million in patent litigation expense and $1.0 million in non-cash stock-based compensation expense.  The balance sheet continues to be strong with $91.1 million in cash, cash equivalents, short-term investments, and marketable securities and other investments with no borrowings.

Chief Executive Officer Joseph P. Caruso commented, “We continue to make investments that will grow our business for the short and long-term.  During the second quarter, we launched the Icon Aesthetic System as our new flagship platform.  This new platform is the next generation of aesthetic systems with melanin detection technology, high peak powers, state of the art cooling, built-in calibration, and an intuitive user interface to provide fast treatments with excellent outcomes and user experience.  It provides our customer base with an excellent upgrade path as well as a unique offering for those that are entering the aesthetic business.  Our growth initiative includes our recent launches of the Acleara system for treating acne and the Adivive fat transfer system.  Physician feedback on our new products is very positive.  These new systems provide our sales force with the right product offerings for the current economic environment.  To further support short-term growth, during the quarter we also opened two strategically important offices, one in Germany and one in Spain.  Germany is one of the strongest economies in Europe and once fully established, should provide a great market for our current and future products.  Spain has been one of the largest aesthetic markets for many years.  Both of these major markets were not well served by our prior distributors.  We were able to attract top notch teams for both offices.  We are in the process of training our direct sales force in these new offices and investing in the infrastructure that will make these offices leading contributors for our future growth.”

Mr. Caruso continued, “Our consumer products strategy is moving forward on schedule.  The PaloVia Skin Renewing Laser started shipping to select channels earlier this year. We continue to increase our production capabilities and expand distribution.  The investments we are making today in the consumer market support a broader and longer-term growth strategy as we develop the brand and channels for our consumer offerings.  This new category of light-based aesthetic products provides us with access to a base of consumers that have never been exposed to our products or technology.”

Conference Call: As previously announced, Palomar will conduct a conference call and webcast today at 11:30 AM Eastern Time. Management will discuss financial results and strategic matters. If you would like to participate, please call (866) 800-8648 or listen to the webcast in the About Palomar/Investors section of the Company’s website at palomarmedical.com. A webcast replay will also be available.

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About Palomar Medical Technologies Inc: Palomar designs, produces and sells the most advanced cosmetic lasers and intense pulsed light (IPL) systems to dramatically improve the appearance of women's and men's skin.  For over 15 years, Palomar has pioneered the science of using lasers and light to improve appearances. As the industry's technology leader, Palomar has invested in creating cosmetic laser and IPL systems that put real value in the hands of physicians and other professionals to benefit consumers.  Thousands of physicians worldwide trust and depend on Palomar technology to not only introduce new aesthetic treatments such as advanced laser hair removal, laser liposuction, skin resurfacing, acne, laser treatments for scars, wrinkle treatment, stretch marks (striae), and photofacials for pigmented and vascular lesions, but to also make them robust, faster, more powerful, and more comfortable for those being treated.  In June 2009, Palomar became the first company to receive a 510(k) over-the-counter (“OTC”) clearance from the FDA for a new, patented, home-use, laser device for the treatment of fine lines and wrinkles around the eyes (periorbital wrinkles). This OTC clearance allows the PaloVia™ Skin Renewing Laser® to be marketed and sold directly to consumers without a prescription.

For more information on Palomar and its products, visit Palomar’s website at palomarmedical.com for professional products or palovia.com for consumer products. To continue receiving the most up-to-date information and latest news on Palomar as it happens, sign up to receive automatic e-mail alerts by going to the About Palomar/Investors section of the website.

With the exception of the historical information contained in this release, the matters described herein contain forward-looking statements, including, but not limited to, statements relating to new markets, future royalty amounts due from third parties, development and introduction of new products, and financial and operating projections. These forward-looking statements are neither promises nor guarantees, but involve risk and uncertainties that may individually or mutually impact the matters herein, and cause actual results, events and performance to differ materially from such forward-looking statements. These risk factors include, but are not limited to, results of future operations, difficulties or delays in developing or introducing new products and keeping them on the market, the results of future research, lack of product demand and market acceptance for current and future products, adverse events, product changes, the effect of economic conditions, challenges in managing joint ventures and research with third parties and government contracts, the impact of competitive products and pricing, governmental regulations with respect to medical devices, including whether FDA clearance will be obtained for future products and additional applications, the results of litigation, difficulties in collecting royalties, potential infringement of third-party intellectual property rights, factors affecting the Company's future income and resulting ability to utilize its NOLs, and/or other factors, which are detailed from time to time in the Company's SEC reports, including the report on Form 10-K for the year ended December 31, 2010 and the Company's quarterly reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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Palomar Financial Summary:

Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenues:
Product revenues	$10,053,867	$9,214,967	$20,600,515	$18,382,233
Service revenues	3,907,312	3,818,265	7,742,499	7,763,135
Royalty revenues	1,748,510	1,306,927	4,966,849	2,945,145
Other revenues	555,556	1,250,000	1,111,112	2,500,000
Total revenues	16,265,245	15,590,159	34,420,975	31,590,513

Costs and expenses:
Cost of product revenues	3,970,251	3,484,575	8,273,817	6,801,768
Cost of service revenues	1,741,279	1,298,580	3,594,461	2,953,123
Cost of royalty revenues	699,404	522,771	1,986,739	1,178,058
Research and development	3,880,308	3,589,269	7,528,224	7,775,069
Selling and marketing	6,252,414	4,900,214	11,808,706	9,744,810
General and administrative	3,782,204	3,360,348	7,267,605	7,312,031
Total costs and expenses	20,325,860	17,155,757	40,459,552	35,764,859

Loss from operations	(4,060,615)	(1,565,598)	(6,038,577)	(4,174,346)

Interest income	88,691	90,866	202,072	207,917
Other income (loss)	29,476	(191,454)	39,318	(184,662)

Loss before income taxes	(3,942,448)	(1,666,186)	(5,797,187)	(4,151,091)

Provision for income taxes	56,473	28,868	95,726	48,002

Net loss	$(3,998,921)	$(1,695,054)	$(5,892,913)	$(4,199,093)

Net loss per share:
Basic	$(0.21)	$(0.09)	$(0.32)	$(0.23)
Diluted	$(0.21)	$(0.09)	$(0.32)	$(0.23)

Weighted average shares outstanding:
Basic	18,699,608	18,536,076	18,688,202	18,528,650
Diluted	18,699,608	18,536,076	18,688,202	18,528,650

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Consolidated Balance Sheets (Unaudited)

	June 30,	December 31,
	2011	2010
Assets
Current assets:
Cash, cash equivalents and short-term investments	$77,522,884	$89,116,325
Accounts receivable, net	7,324,122	5,349,835
Inventories	18,836,613	13,021,272
Other current assets	1,798,913	855,014
Total current assets	105,482,532	108,342,446

Marketable securities and other investments	13,565,864	13,850,197

Property and equipment, net	37,166,669	37,165,306

Other assets	248,758	219,554

Total assets	$156,463,823	$159,577,503

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable	$3,351,579	$2,293,096
Accrued liabilities	8,712,979	10,742,581
Deferred revenue	5,801,197	4,394,081
Total current liabilities	17,865,755	17,429,758

Accrued income taxes	2,894,786	2,854,077

Total liabilities	$20,760,541	$20,283,835

Stockholders’ equity:
Preferred stock, $.01 par value-
Authorized - 1,500,000 shares
Issued - none	-	-
Common stock, $.01 par value-
Authorized - 45,000,000 shares
Issued and Outstanding - 19,030,503 and 18,925,549 shares, respectively	190,305	189,256
Additional paid-in capital	213,695,941	211,376,381
Accumulated other comprehensive loss	(508,888)	(490,806)
Accumulated deficit	(77,674,076)	(71,781,163)
Total stockholders’ equity	$135,703,282	$139,293,668

Total liabilities and stockholders’ equity	$156,463,823	$159,577,503
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